Exhibit 5.2.1

[LETTERHEAD OF SIMPSON THACHER & BARTLETT LLP]

June 14, 2024

Invitation Homes Inc.

5420 LBJ Freeway, Suite 600

Dallas, TX 75240

Ladies and Gentlemen:

We have acted as counsel to Invitation Homes Inc., a Maryland corporation (the “Company”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company, Invitation Homes Operating Partnership LP, a Delaware limited partnership (the “Operating Partnership”), Invitation Homes OP GP LLC, a Delaware limited liability company (the “General Partner”) and IH Merger Sub, LLC, a Delaware limited liability company (the “IH Merger Sub”) with the Securities and Exchange Commission (the “Commission”) under the U.S. Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company, the Operating Partnership, the General Partner and the IH Merger Sub, as applicable, of the offer and sale from time to time of (i) shares of common stock of the Company par value $0.01 per share (the “Common Stock”); (ii) shares of preferred stock of the Company par value $0.01 per share (the “Preferred Stock”); (iii) depositary shares (the “Depositary Shares”), which represent interests in a number of shares of the Company, or a fraction thereof, and may be represented by depositary receipts (the “Depositary Receipts”); (iv) warrants to purchase Common Stock or other securities (the “Warrants”); (v) purchase contracts for the

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purchase and sale of Common Stock or other securities (the “Purchase Contracts”); (vi) units consisting of two or more of the securities described in clauses (i) through (v) above (the “Units”); and (vii) debt securities in one or more series of the Company and the Operating Partnership. The Common Stock, the Preferred Stock, the Depositary Shares and related Depositary Receipts, the Warrants, the Purchase Contracts and the Units are hereinafter referred to collectively as the “Securities.” The Securities may be issued and sold or delivered from time to time as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus and pursuant to Rule 415 under the Securities Act for an indeterminate aggregate initial offering price.

The Depositary Shares and related Depositary Receipts will be issued pursuant to one or more deposit agreements (each, a “Deposit Agreement” and, collectively, the “Deposit Agreements”) between the Company and such depositary as shall be named therein (the “Depositary”).

The Warrants will be issued pursuant to one or more warrant agreements (each, a “Warrant Agreement” and, collectively, the “Warrant Agreements”) between the Company and such warrant agent as shall be named therein (the “Warrant Agent”).

The Purchase Contracts will be issued pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement” and, collectively, the “Purchase Contract Agreements”) between the Company and such purchase contract agent as shall be named therein (the “Purchase Contract Agent”).

The Units will be issued pursuant to one or more unit agreements (each, a “Unit Agreement” and, collectively, the “Unit Agreements”) between the Company and such unit agent as shall be named therein (a “Unit Agent”).

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The Deposit Agreements, the Warrant Agreements, the Purchase Contract Agreements and the Unit Agreements are hereinafter referred to collectively as the “Securities Agreements.”

We have examined the Registration Statement. In addition, we have examined, and have relied as to matters of fact upon, originals, or duplicates or certified or conformed copies, of such records, agreements, documents and other instruments and such certificates or comparable documents of public officials and of officers and representatives of the Company and have made such other investigations as we have deemed relevant and necessary in connection with the opinions hereinafter set forth.

In rendering the opinions set forth below, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as duplicates or certified or conformed copies, and the authenticity of the originals of such latter documents. We also have assumed that, at the time of execution, authentication, issuance and delivery of any of the Securities, the applicable Securities Agreement will be the valid and legally binding obligation of each party thereto other than the Company.

In rendering the opinions set forth below, we have assumed further that, at the time of execution, authentication or countersignature, issuance and delivery, as applicable, of each of the applicable Securities Agreements and Securities, (1) the Company will be validly existing and in good standing under the law of the State of Maryland and such Securities Agreement and Securities will have been duly authorized, issued, executed and delivered by the Company, as applicable, in accordance with its organizational documents and the law of the jurisdiction in which it is organized; (2) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities will not constitute a breach or violation of its

Invitation Homes Inc.	June 14, 2024

organizational documents or violate the law of the jurisdiction in which it is organized or any other jurisdiction (except that no such assumption is made with respect to the law of the State of New York or the federal law of the United States, assuming there shall not have been any change in such laws affecting the validity or enforceability of such Securities Agreement and such Securities); and (3) the execution, delivery, issuance and performance, as applicable, by the Company of such Securities Agreement and such Securities (a) will not constitute a breach or default under any agreement or instrument which is binding upon the Company and (b) will comply with all applicable regulatory requirements.

Based upon the foregoing, and subject to the qualifications, assumptions and limitations stated herein, we are of the opinion that:

1.

With respect to the Depositary Shares, assuming (a) the due issuance and delivery to the Depositary under the Deposit Agreement of the shares of Common Stock or Preferred Stock represented by the Depositary Shares, the issuance and terms of the Depositary Shares and the terms of the offering thereof so as not to violate any applicable law or agreement or instrument then binding on the Company; (b) the Common Stock or Preferred Stock underlying the Depositary Shares will be validly issued, fully paid and nonassessable; and (c) the due execution, countersignature, issuance and delivery of the Depositary Receipts evidencing the Depositary Shares against deposit of the Common Stock or Preferred Stock in accordance with the applicable definitive Deposit Agreement, upon payment therefor in accordance with the applicable definitive purchase, underwriting or similar agreement approved by the Board of Directors of the Company or a duly authorized committee thereof (each, the “Board of Directors”) and otherwise in accordance with the provisions of the applicable Deposit Agreement and such agreement (and, in the case of Depositary Shares issuable upon conversion or exercise of other Securities, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise), the Depositary Shares will represent legal and valid interests in such Common Stock or Preferred Stock, as the case may be, and the Depositary Receipts will constitute valid evidence of such interests in such Common Stock or Preferred Stock, as the case may be.

2.

With respect to the Warrants, assuming the due execution, countersignature, issuance and delivery of such Warrants by the Warrant Agent and upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable definitive Warrant Agreement and such agreement, such Warrants will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

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3.

With respect to the Purchase Contracts, assuming the due execution, issuance, delivery and countersignature thereof by the Purchase Contract Agent and upon payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of the applicable definitive Purchase Contract Agreement and such agreement, such Purchase Contracts will constitute valid and legally binding obligations of the Company enforceable against the Company in accordance with their terms.

4.

With respect to the Units, assuming (a) the due issuance and delivery to the Unit Agent under the applicable Unit Agreement of the Securities that are components of any Units; (b) the Common Stock and Preferred Stock that are components of such Units and/or issuable under any Purchase Contracts or Warrants that are components of such Units are or will be, as applicable, validly issued, fully paid and nonassessable and the Warrants that are components of such Units are valid and legally binding obligations of the Company; and (c) the due execution, authentication, countersignature, issuance and delivery, as applicable, of such Units and the Securities that are the components of such Units in accordance with the Unit Agreement, in each case upon the payment therefor in accordance with the applicable definitive underwriting, purchase or similar agreement approved by the Board of Directors and otherwise in accordance with the provisions of such Unit Agreement and the applicable definitive Securities Agreements, the charter and bylaws of the Company and the law of the State of Maryland, such Units will constitute valid and legally binding obligations of the Company, enforceable against the Company in accordance with their terms.

Our opinions set forth in paragraphs 1 through 4 above are subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors’ rights generally; (ii) general equitable principles (whether considered in a proceeding in equity or at law); and (iii) an implied covenant of good faith and fair dealing.

We do not express any opinion herein concerning any law other than the law of the State of New York and the federal law of the United States.

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We hereby consent to the filing of this opinion letter as Exhibit 5.2.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Prospectus included in the Registration Statement.

Very truly yours,

/s/ Simpson Thacher & Bartlett LLP

SIMPSON THACHER & BARTLETT LLP